Exhibit 10.1

Fluor Corporation 2014 Restricted Stock Plan for Non-Employee Directors

ARTICLE I.  DEFINITIONS

1.1.                            Definitions.

As used herein, the following terms shall have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

(a)                                 “Award” means a Restricted Stock Award or Stock Unit Award.

(b)                                 “Awardee” means an Eligible Director to whom an Award has been granted hereunder.

(c)                                  “Board” means the Board of Directors of the Company.

(d)                                 “Change of Control” means, unless the Committee or the Board provides otherwise, an occurrence of any of the following events: (i) a third person, including a “group” as defined in Section 13(d)(3) of the Exchange Act, acquires shares of the Company having twenty-five percent (25%) or more of the total number of votes that may be cast for the election of directors of the Company; (ii) the persons who were directors of the Company on the Effective Date (the “Incumbent Directors”) shall cease to constitute a majority of the Board or any successor to the Company, provided that any person becoming a director of the Company subsequent to the Effective Date shall be considered an Incumbent Director if such person’s election or nomination for election was approved by a vote of at least 50 percent of the Incumbent Directors; but provided further, that any such person whose initial assumption of office is in connection with an actual or threatened proxy contest relating to the election of members of the Board or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director; (iii) the consummation of a transaction pursuant to which the Company will have merged into or consolidated with another corporation, or merged another corporation into the Company, on a basis whereby less than fifty percent (50%) of the total voting power of the surviving corporation is represented by shares held by stockholders of the Company immediately prior to such merger or consolidation; (iv) the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition if the holders of the voting securities of the Company outstanding immediately prior thereto hold securities immediately thereafter which represent more than a majority of the combined voting power of the voting securities of the acquirer, or parent of the acquirer, of such assets; or (v) approval by the stockholders of the Company of the liquidation or dissolution of the Company.

(e)                                  “Code” means the Internal Revenue Code of 1986, as amended.

(f)                                   “Committee” means the administrative body provided for in Section 4.1.

(g)                                  “Company” means Fluor Corporation.

(h)                                 “Disability” means a physical or mental medical condition such that the Eligible Director is unable to participate in Board and committee meetings and the condition is reasonably expected to result in death or to last continuously for at least twelve (12) months.  The Committee will make the determination of Disability in its sole discretion based on available medical information.

(i)                                     “Early Retirement” means, if approved by the Committee, the date prior to Mandatory Retirement Age on which an Eligible Director retires from the Board.  The Committee shall have the sole and absolute discretion to approve or deny an Eligible Director’s request for Early Retirement and any decision by the Committee to grant Early Retirement in one case shall not be binding precedent with respect to the approval of Early Retirement in any subsequent case.

(j)                                    “Effective Date” has the meaning set forth in Section 2.2.

(k)                                 “Eligible Director” means a director of the Company who is not and never has been an employee of the Company or any of its Subsidiaries.

(l)                                     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m)                             “Mandatory Retirement Age” means, at the time an Award is granted, the age specified by the Company for retirement of members of the Board.  An Eligible Director who has held an Award for at least six (6) months and continues service on the Board after reaching Mandatory Retirement Age will become fully vested in such Award upon reaching Mandatory Retirement Age, except as otherwise determined by the Committee and set forth in the Restricted Stock Agreement or Stock Unit Agreement.

(n)                                 “Plan” means the Fluor Corporation 2014 Restricted Stock Plan for Non-Employee Directors, the current terms of which are set forth herein.

(o)                                 “Prior Plan” means the Fluor Corporation 2000 Restricted Stock Plan for Non-Employee Directors, as amended.

(p)                                 “Restricted Stock Agreement” and “Stock Unit Agreement” means the agreement between the Company and the Awardee with respect to any Restricted Stock Award and Stock Unit Award, respectively, granted hereunder.

(q)                                 “Restricted Stock Award” means an award of Stock made under Article V of this Plan, the grant, issuance, retention, and/or vesting of which is subject to such conditions as are expressed in this Plan and the Restricted Stock Agreement.

(r)                                    “Stock” means the common stock of the Company, par value $0.01 per share, or, in the event that the outstanding shares of Stock are hereafter changed into or exchanged for shares of a different stock or securities of the Company or its successor, such other stock or securities.

(s)                                   “Stock Unit Award” means an award of a right to receive the fair market value of a specified number of shares of Stock made under Article VI of this Plan, the grant, issuance, retention, and/or vesting of which is subject to such conditions as are expressed in this Plan and the Stock Unit Agreement.

(t)                                    “Subsidiary” means any corporation, the majority of the outstanding capital stock of which is owned, directly or indirectly, by the Company or any partnership or joint venture in which either the Company or such a corporation is at least a twenty percent (20%) equity participant.

(u)                                 “Transferee” has the meaning set forth in Section 5.3(b).

ARTICLE II.  GENERAL

2.1                               Purpose.

The purpose of the Plan is to advance the interests of the Company and its stockholders by affording to Eligible Directors an opportunity to acquire or increase their proprietary interest in the Company by the grant to such directors of Awards under the terms set forth herein.  By encouraging Eligible Directors to become owners of Company Stock, the Company seeks to increase their incentive for enhancing stockholder value and to motivate, retain and attract those highly competent individuals upon whose judgment, initiative, leadership and continued efforts the success of the Company in large measure depends.

2.2                               Effective Date.

The Plan was adopted by the Board on February 6, 2014 and will become effective when it is approved by the Company’s stockholders (the “Effective Date”).

2.3                               Limitations.

Subject to adjustment pursuant to the provisions of Section 8.1 hereof, the aggregate number of shares of Stock which may be issued under the Plan shall not exceed 500,000, less one share for every one share of Stock granted under the Prior Plan after December 31, 2013 and prior to the Effective Date.  After the Effective Date, no awards may be granted under the Prior Plan.  If any Stock granted under this Plan shall for any reason expire, become unexercisable, be forfeited or otherwise terminate for any reason without having been exercised in full, or if after December 31, 2013 any stock granted under the Prior Plan shall for any reason expire, become unexercisable, be forfeited or otherwise terminate for any reason without having been exercised in full, then in each such case the then unpurchased or forfeited Stock or stock under the Prior Plan that was subject thereto shall, unless this Plan shall have been terminated prior to such event, become available for future issuance under this Plan.  Notwithstanding anything herein to the contrary, shares of Stock subject to an Award under this Plan may again be made available for issuance under this Plan if such shares are shares of Stock delivered to or withheld by the Company to pay the withholding taxes related to an Award.  In the event that after December 31, 2013 withholding tax liabilities arising from an award under the Prior Plan are satisfied by the tendering of shares or by the withholding of shares by the Company, then in each such case the shares so tendered or withheld shall be added to the shares available for grant under the Plan.

Subject to adjustment pursuant to the provisions of Section 8.1 hereof, the aggregate dollar value of shares of Stock subject to Awards granted under this Plan during any calendar year to any one Eligible Director shall not exceed $400,000; provided, however, that in the calendar year in which an Eligible Director first joins the Board or is first designated as Chairman of the Board or Lead Director, the maximum dollar value of shares of Stock subject to Awards granted to the Eligible Director may be up to two hundred percent (200%) of the dollar value of shares of Stock set forth in the foregoing limit. Notwithstanding anything to the contrary herein, in no event shall cash compensation that is deferred under the Fluor Corporation 409A Deferred Directors’ Fees Program be counted towards the foregoing limit.

ARTICLE III.  PARTICIPANTS

3.1                               Eligibility.

Any Eligible Director shall be eligible to participate in the Plan.

ARTICLE IV.  ADMINISTRATION

4.1                               Composition of Committee.

The Plan shall be administered by the Organization and Compensation Committee of the Board, and/or by the Board or another committee of the Board, as appointed from time to time by the Board (any such administrative body, the “Committee”).  The Board shall fill vacancies on, and from time to time may remove or add members to, the Committee.  The Committee shall act pursuant to a majority vote or unanimous written consent.  To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

4.2                               Duties and Powers of the Committee.

Subject to the express provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan with respect to the Awards over which such Committee has authority, including, without limitation, the following:

(a)                                 to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein;

(b)                                 to determine the number of shares of Stock subject to Awards;

(c)                                  to prescribe and amend the terms of the agreements or other documents evidencing Awards made under this Plan;

(d)                                 to determine whether, and the extent to which, adjustments are required pursuant to Section 8.1 hereof;

(e)                                  to interpret and construe this Plan, any rules and regulations under the Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company; and

(f)                                   to make all other determinations deemed necessary or advisable for the administration of the Plan.

4.3                               Determinations of the Committee.

All decisions, determinations and interpretations by the Committee or the Board regarding the Plan shall be final and binding on all current or former Eligible Directors of the Company and their beneficiaries, heirs, successors and assigns.  The Committee or the Board, as applicable, shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer of the Company or Eligible Director and such attorneys, consultants and accountants as it may select.

4.4                               Company Assistance.

The Committee may designate the Secretary of the Company or other Company employees to assist the Committee in the administration of the Plan, and may grant authority to such persons to execute agreements evidencing Awards made under this Plan or other documents entered into under this Plan on behalf of the Committee or the Company.  The Company shall supply full and timely information to the Committee on all matters relating to Eligible Directors, their death, retirement, Disability or removal or resignation from the Board and such other pertinent facts as the Committee may require.  The Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties.

ARTICLE V.  RESTRICTED STOCK AWARDS

5.1                               Awards under the Plan.

Subject to Section 2.3, the Committee may, from time to time, provide for grants of Restricted Stock Awards to any Eligible Director, which shall be granted on a date or dates determined by the Committee.

5.2                               Restricted Stock Agreement.

Each Restricted Stock Award shall be evidenced by a Restricted Stock Agreement, dated as of the date of the grant of the Award, which shall set forth such terms and conditions as may be determined by the Committee consistent with the Plan.

5.3                               Restrictions on Sale or Other Transfer.

Each share of Stock granted under a Restricted Stock Award shall be subject to acquisition by the Company, and may not be sold or otherwise transferred except pursuant to the following provisions:

(a)                                 The shares of Stock represented by the Restricted Stock Agreement shall be held in book entry form with the Company’s transfer agent until the restrictions lapse in accordance with the conditions established by the Committee pursuant to Section 5.4 hereof or until the shares of Stock are forfeited pursuant to Section 5.3(c).

(b)                                 No such shares of Stock may be sold, transferred or otherwise alienated or hypothecated so long as such shares are subject to the restriction provided for in this Section 5.3; provided, however, that the Committee may in its sole discretion grant an Award or amend an outstanding Award to provide that the Award is transferable or assignable to a member or members of the Eligible Director’s “immediate family”, as such term is defined under Rule 16a-1(e) under the Exchange Act or to a trust for the benefit solely of the Eligible Director or a member or members of the Eligible Director’s immediate family, or to a partnership or other entity whose only owners are the Eligible Director and/or a member or members of the Eligible Director’s family (each a “Transferee”), provided that following any such transfer or assignment the Award will remain subject to substantially the same terms applicable to the Award while held by the Eligible Director, and the Transferee shall execute an agreement agreeing to be bound by such terms.

(c)                                  All of the Awardee’s Restricted Stock Award remaining subject to any restriction hereunder shall be forfeited to, and be acquired at no cost by, the Company in the event that the Committee determines that any of the following circumstances has occurred:

(i)                                     the Awardee has engaged in knowing and willful misconduct in connection with his or her service as a member of the Board;

(ii)                                  the Awardee, without the consent of the Committee, at any time during his or her period of service as a member of the Board, becomes a principal of, serves as a director of, or owns a material interest in, any business that directly or through a controlled subsidiary competes with the Company or any Subsidiary; or

(iii)                               the Awardee does not stand for reelection to, or voluntarily quits or resigns from, the Board for any reason, except under circumstances that would cause such restrictions to lapse under Section 5.4.

5.4                               Lapse of Restrictions.

The restrictions imposed under Section 5.3 above upon a Restricted Stock Award shall lapse at the time or times determined by the Committee and set forth in the applicable Restricted Stock Agreement, except that the Committee may not provide for full lapsing of all such restrictions for less than one (1) year of service on the Board from the date of grant of the Award other than upon the Awardee’s attainment of Mandatory Retirement Age, Early Retirement pursuant to Section 5.5, death or Disability, or upon a Change of Control.

5.5                               Early Retirement.

An Awardee, who leaves the Board prior to Mandatory Retirement Age, may, upon application to and in the sole discretion of the Committee, be granted Early Retirement status and, consequently, may receive benefits associated with the attainment of Mandatory Retirement Age as provided in any applicable Restricted Stock Agreement or Stock Unit Agreement.

5.6                               Rights as Stockholder.

Subject to the provisions of Section 5.3 hereof, upon the issuance to the Awardee of Stock hereunder, the Awardee shall have all the rights of a stockholder with respect to such Stock, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.  Notwithstanding the provisions of this Section, cash dividends, stock and any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock Award or Stock Unit Award that vests based on achievement of performance goals shall either (i) not be paid or credited or (ii) be accumulated, shall be subject to restrictions and risk of forfeiture to the same extent as the Restricted Stock or Stock Units with respect to which such cash, stock or other property has been distributed and shall be paid at the time such restrictions and risk of forfeiture lapse.

5.7                               Stock Certificates.

The Company shall not be required to issue or deliver any certificate for shares of Stock pursuant to a Restricted Stock Agreement executed hereunder, prior to fulfillment of all of the following conditions:

(a)                                 the admission of such shares to listing on all stock exchanges on which the Stock is then listed;

(b)                                 the completion of any registration or other qualification of such shares under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee shall in its sole discretion deem necessary or advisable;

(c)                                  the obtaining of any approval or other clearance from any federal or state governmental agency which the Committee shall in its sole discretion determine to be necessary or advisable; and

(d)                                 the lapse of such reasonable period of time following the execution of the Restricted Stock Agreement as the Committee from time to time may establish for reasons of administrative convenience.

ARTICLE VI.  STOCK UNIT AWARDS

6.1                               Stock Unit Award Grant and Agreement.

Subject to Section 2.3, the Committee may, from time to time, provide for grants of Stock Unit Awards to any Eligible Director, which shall be granted on a date or dates determined by the Committee.  Each Stock Unit Award granted hereunder shall be evidenced by a Stock Unit Agreement dated as of the date of grant and executed by the Company and the Awardee, which Agreement shall set forth such terms and conditions as may be determined by the Committee consistent with the Plan.

6.2                               Award Terms and Conditions.

(a)                                 Each Stock Unit Award shall become vested and settled on the dates and upon such terms and conditions as may be determined by the Committee, except that the Committee may not provide for full vesting for less than one (1) year of service on the Board from the date of grant of the Award other than upon the Awardee’s attainment of Mandatory Retirement Age, Early Retirement pursuant to Section 5.5, death or Disability, or upon a Change of Control.

(b)                                 The Committee may provide for Stock Unit Awards to be settled in cash and/or shares of Stock. A Stock Unit Award will be settled in a single lump sum payment of cash and/or shares of Stock as soon as reasonably practicable and in no event later than 90 days following the vesting date.

(c)                                  The Committee may permit an Awardee or the Company to elect for the settlement of any Stock Unit Award to be deferred to a specified date or event in accordance with an election made pursuant an applicable deferred compensation plan.

(d)                                 The amount of cash or shares of Stock to be distributed may, if the Stock Unit Agreement provides, be increased by an interest factor or by dividend equivalents, as the case may be, which may be valued as if reinvested in shares of Stock.

ARTICLE VII.  TERMINATION, AMENDMENT AND MODIFICATION OF PLAN

7.1                               Termination, Amendment and Modification of Plan.

The Committee may at any time terminate, and may at any time and from time to time and in any respect amend or modify, the Plan provided that, if under applicable laws or the rules of any securities exchange upon which the Company’s Stock is listed, the consent of the Company’s stockholders is required for such amendment or modification, such amendment or modification shall not be effective until the Company obtains such consent, and provided, further, that no termination, amendment or modification of the Plan shall in any manner affect any Award theretofore granted pursuant to the Plan without the consent of the Awardee.  Notwithstanding the foregoing, if an amendment or modification would (a) materially increase the benefits accruing to participants under the Plan, (b) materially increase the aggregate number of securities that may be issued under the Plan or (c) materially modify the requirements as to eligibility for participation in the Plan, then such amendment or modification shall not be effective until the Company obtains the approval of the Company’s stockholders.

7.2                               Term of Plan.

Each Award granted hereunder must be granted within ten (10) years from the Effective Date.

ARTICLE VIII.  MISCELLANEOUS

8.1                               Adjustment Provisions.

If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of shares or securities, or if cash, property or shares or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split, spin-off or the like, or if substantially all of the property and assets of the Company are sold, then, the Committee shall make appropriate and proportionate adjustments in (a) the number and type of shares or other securities or cash or other property that may be acquired pursuant to outstanding Awards under this Plan and the exercise or settlement price of such Awards; provided, however, that any such adjustment shall be made in such a manner that will not affect the status of any Award intended to qualify as exempt from coverage under Code Section 409A, and (b) the maximum number and type of shares or other securities that may be issued pursuant to such Awards thereafter granted under this Plan.

8.2                               Continuation of Board Service.

Nothing in the Plan or in any instrument executed pursuant to the Plan will confer upon any Eligible Director any right to continue to serve on the Board.

8.3                               Compliance with Government Regulations.

No shares of Stock will be issued hereunder unless and until all applicable requirements imposed by federal and state securities and other laws, rules, and regulations and by any regulatory agencies having jurisdiction and by any stock exchanges upon which the Stock may be listed have been fully met.  As a condition precedent to the issuance of shares of Stock pursuant hereto, the Company may require the Awardee to take any reasonable action to comply with such requirements.

8.4                               Privileges of Stock Ownership.

No Eligible Director and no beneficiary or other person claiming under or through such person will have any right, title, or interest in or to any shares of Stock allocated or reserved under the Plan or subject to any Award except as to such shares of Stock, if any, that have been issued to such Eligible Director.

8.5                               Non-Transferability.

Except as set forth in Section 5.3 hereof, (a) for so long as any Award is subject to any restrictions pursuant to this Plan, the Award may be owned during the life of the Eligible Director solely by such director or the director’s duly appointed guardian or personal representative and (b) no Award and no other right under the Plan, contingent or otherwise, will be assignable or subject to any encumbrance, pledge, or charge of any nature.

8.6                               Other Compensation Plans.

The adoption of the Plan shall not affect any other stock option or incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees or directors of the Company or any Subsidiary.

8.7                               Plan Binding on Successors.

The Plan shall be binding upon the successors and assigns of the Company.

8.8                               Singular, Plural; Gender.

Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

8.9                               Headings, etc., Not Part of Plan.

Headings of Articles and Sections hereof are inserted for convenience and reference; they constitute no part of the Plan.

8.10                        Governing Law.

This Plan and any Awards hereunder shall be governed by and interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law.  Any reference in this Plan or in the agreement evidencing any Award to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

8.11                        Section 409A Compliance.

Awards under this Plan may be structured to either be exempt from or subject to the requirements of section 409A of the Code and shall be construed and interpreted in accordance with such intent.  To the extent that an Award or the payment, settlement or deferral thereof is subject to section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will comply with section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee.  Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy section 409A of the Code shall be amended to comply with section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under section 409A of the Code.

8.12                        Foreign Eligible Directors

Awards may be granted to Eligible Directors who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Eligible Directors who are residents of the United States or employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy.